KENTUCKY INVESTORS, INC.

      1999 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN


                     STOCK OPTION AGREEMENT

     This Stock Option Agreement (the "Option Agreement") is made and effective as of September 24, 1999 by and between Kentucky
Investors, Inc., a Kentucky corporation (the "Company"), and
Harry Lee Waterfield II (the "Optionee").

                      - A G R E E M E N T -

     1.   Grant of Option.  In exchange for good and valuable
          ---------------
consideration, the Company hereby grants to the Optionee a nonqualified stock option (the "Option") to purchase from the Company 16,200 shares of its common stock, par value $1.00 per share (the "Stock"), at an exercise price equal to $23.00 per share (the "Exercise Price"). This Option is granted as of September 24, 1999 (the "Option Grant Date").

     2.   Governing Plan.  This Option is granted pursuant to the
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Kentucky Investors, Inc. 1999 Stock Option and Stock Appreciation
Rights Plan (the "Plan") which was adopted by the Company's Board of Directors on September 24, 1999, and is subject to all the terms and conditions set forth in the Plan and this Option Agreement. All capitalized terms not otherwise defined herein shall have the same meaning as defined in the Plan. The terms and conditions of the Plan, a copy of which is attached hereto, are incorporated in this Option Agreement by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

     3.   Right to Exercise.  This Option shall first become
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exercisable on September 24, 2001 (the "Vesting Date"), and thereafter shall remain vested and exercisable, subject to the terms and conditions of the Plan and this Option Agreement. This Option may be exercised, in whole or in part, at any time or from time to time on and after the Vesting Date until the expiration date set forth in Section 4 below, at which time the entire unexercised portion of this Option shall expire. In the event of termination of the Optionee's status as an employee or director of the Company, or its subsidiaries, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement. This Option shall become fully vested and immediately exercisable upon a Change in Control.

     4.   Expiration of Option.
          --------------------
          (a)  This Option shall expire when exercised in full.
This Option (to the extent not previously exercised in full) also shall expire immediately and automatically on the earlier of:

               (i) the date the Optionee's status as an employee or director of the Company terminates for any reason whatsoever other than death, retirement, disability or dismissal by the Company other than for cause; or

               (ii) the date which is the tenth anniversary of the Option Grant Date.

          (b) In the event the Optionee's status as an employee or director of the Company terminates as a result of his or her retirement, disability, death or dismissal by the Company other than for cause, this Option shall remain exercisable during its term by the Optionee or his or her legal representatives, heirs, executor or administrator, subject to and in accordance with the Plan and this Option Agreement.

     5.   Method of Exercise.
          ------------------

          (a) The Optionee may (subject to Sections 3 and 4 of this Option Agreement) exercise this Option in whole or in part (before the date this Option expires) on any normal business day of the Company by (a) delivering written notice (in the form of Exhibit A attached hereto) of the exercise of such Option ("Notice to Exercise"), specifying the number of shares of Stock to be purchased (in not less than 500 share denominations) and signed by the Optionee, to the principal executive office of the Company and (b) simultaneously paying to the Company the Exercise Price. The payment of such Exercise Price shall be made either in cash or by check acceptable to the Committee, or in any combination of cash and check which results in payment in full of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of the written notice of exercise accompanied by payment of the Exercise Price. If the Notice to Exercise is less than the total number of shares subject to the Option, and the time for exercise has not expired, the Company will provide Optionee with a revised Option Agreement for the balance of the Shares then remaining unexercised, upon the same terms and conditions as stated herein.

          (b) In order to be considered timely exercised, the written notice of exercise must be actually received in the office of the Secretary of the Company before the end of normal working hours on the last day of the period during which this Option may be exercised. However, if the last day of the period during which this Option would be exercisable falls on a Saturday, Sunday or holiday, the Notice to Exercise must be actually received in the office of the Secretary of the Company by the end of normal working hours on the last business day on which the Company's offices are open for normal business which immediately precedes the last date on which this Option may be exercised.

     6.   Adjustment; Effect of Certain Transactions.
          ------------------------------------------

          (a) The number of shares of Stock underlying this Option shall be proportionately adjusted in the event of any change in the outstanding shares of the Company through a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, spin-off, combination or exchange of shares, or other like change in the capital structure of the Company.

          (b) In the event of a Change in Control (as defined in the Plan), this Option shall terminate within 10 days after notice to the Optionee and the Optionee shall receive, with


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
respect to each share of Stock underlying this Option, an amount of cash equal to the excess of the fair market value of such share of Stock immediately prior to the occurrence of the Change in Control transaction over the Exercise Price.

     7.   Nontransferable.  No rights granted under this Option
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shall be transferable by the Optionee and such rights shall be exercisable during the Optionee's lifetime only by the Optionee. To the extent this Option Agreement provides for the exercise of this Option after the death of the Optionee, the personal representative of the Optionee's estate thereafter shall be treated as the Optionee under this Option Agreement.

     8.   Employment and Termination.  Neither the Plan, this
          --------------------------
Option Agreement nor any transaction contemplated hereunder shall give the Optionee the right to continue in employment by the Company or shall adversely affect the right of the Company to terminate the Optionee's employment with or without cause at any time.

     9.   Stockholder Status.  The Optionee shall have no rights
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as a stockholder with respect to any shares of Stock under this
Option Agreement until certificates for such shares have been duly issued and delivered to the Optionee. Except as otherwise provided in Sections 10 or 11 hereof, the Company shall issue and deliver such certificate(s) promptly following the exercise of this Option as described in Section 5 hereof.

     10.  Other Laws.  The Company shall have the right to refuse
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to issue or transfer any Stock under this Option Agreement if the
Company acting in its absolute discretion determines that the issuance or transfer of such Stock might violate any applicable law or regulation, and any payment tendered in such event to exercise this Option shall be promptly refunded to the Optionee.

     11.  Securities Registration.  In the event the shares of
          -----------------------
Stock issuable upon exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if so requested by the Company, concurrently with the exercise of this Option (either in whole or in part) and as a condition to the Company's obligation to issue and deliver a stock certificate for such shares, deliver to the Company a written statement to the effect that the Optionee is acquiring the Stock for his or her own account for investment purposes only and not with a view to resale or distribution thereof.

     12.  Tax Withholding.  The Optionee shall have the right to
          ---------------
satisfy any income tax or other applicable withholding requirements arising out of the exercise of this Option by electing to have the Company withhold Stock that otherwise would be transferred to the Optionee as a result of the exercise of this Option. To the extent the Optionee does not satisfy such income tax or other applicable withholding requirements by withholding Stock, the Company shall have the right upon the exercise of this Option to take such action as the Company deems necessary or appropriate to satisfy any income tax or other applicable withholding requirements.

     13.  Entire Agreement; Governing Law. The Plan and this
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Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the

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
Optionee with respect to the subject matter hereof. The Plan and this Option Agreement shall be governed by the laws of the Commonwealth of Kentucky.

     14.  Modification or Amendment.  This Option Agreement may
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not be modified or amended adversely to the Optionee's interest except by means of a writing signed by the Optionee and the Company.

     15.  Binding Effect.  This Option Agreement shall be binding
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upon the Company and the Optionee and their respective heirs, executors, administrators and successors.

Attest                        KENTUCKY INVESTORS, INC.
                              (the "Company")


By: /s/ Wilma Yeary           By: /s/ Harry Lee Waterfield II
   ---------------------         -------------------------------
                                 Harry Lee Waterfield II,
                                 President



     The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option Agreement.


Dated:  September 24, 1999    /s/ Harry Lee Waterfield II
                              ----------------------------------
                              Harry Lee Waterfield II
                              ("Optionee")



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

                 SCHEDULE I TO OPTION AGREEMENT


                 NOTICE OF ELECTION TO EXERCISE


TO:  Kentucky Investors, Inc.
     200 Capital Avenue
     Frankfort, Kentucky  40601


The undersigned Purchaser hereby elects to purchase
                                                    ----------
shares (the "Shares") of the common stock ($1.00 par value) of Kentucky Investors, Inc. (the "Corporation") pursuant to the terms of the Stock Option Agreement (the "Options"), dated as of
                ,       , by and between the undersigned and the
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Corporation, (which Options must be surrendered with this Notice of Election To Exercise).

Payment in full (U.S. Funds) is hereby tendered in the aggregate
sum of $              , which sum represents shares times the per
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share purchase price of $        by:
                         -------

( ) Check to the Corporation's depository bank in accordance with your prior written instructions.

( ) By Delivery of Cash to the Corporation's address listed above.

You are hereby requested to issue a certificate representing the shares in the name(s), and to the address(es) as specified below:

Name:
     -----------------------------------------------------------
Street:                             Number of Shares:
       -----------------------------                 -----------
City:                          State:         Zip:
     --------------------------      ---------    --------------

     Social Security or Tax I.D. Number:
                                        ------------------------

Purchaser acknowledges that no formal memorandum, prospectus or offering document of any kind has been delivered by the Corporation with specific regard to the exercise of these Options. However, by virtue of the Purchaser's employment relationship with, and activities on behalf of the Corporation, sufficient business and other information has been made available by the Corporation to enable Purchaser to fully evaluate the investment potential of the Shares being acquired. The Corporation's representatives have provided information and answered all material questions.

Date:
     ----------------         -----------------------------------
                               (Signature)


                              -----------------------------------
                              (Printed or Typed Name)

If no registration statement as to the Options and the Shares is effective as of the date of exercise, include the following paragraph:

     The purchaser represents and warrants that it is purchasing the Shares for investment and not with a view to distribution thereof and understands and acknowledges that the Stock
Certificate(s) representing the Shares shall bear the following legend:

               The shares represented by this
          certificate have not been registered or
          qualified for sale under the Securities Act of 1933, as amended (the "Act"), or any state securities or blue sky laws, and may not be sold, transferred or otherwise disposed of except pursuant to an exemption from registration or qualification thereunder.
          The Corporation may require, as a condition to transfer of this certificate, an opinion of counsel satisfactory to the Corporation to the effect that such transfer will not be in violation of the Act or any such laws.